EXHIBIT 1

                           Joint Filing Agreement

     The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of Optika Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated:  February 29, 2000


                              THOMAS WEISEL PARTNERS GROUP LLC

                              By: /s/ David Baylor
                                  ------------------------------------------
                                  Name:  David Baylor
                                  Title: Partner



                              THOMAS WEISEL CAPITAL PARTNERS LLC

                              By:  Thomas Weisel Partners Group LLC, its
                                   managing member

                              By: /s/ Marianne Winkler
                                  ------------------------------------------
                                  Name:  Marianne Winkler
                                  Title: Chief Financial Officer



                              THOMAS WEISEL CAPITAL PARTNERS, L.P.

                              By:  Thomas Weisel Capital Partners LLC, its
                                   general partner

                              By:  Thomas Weisel Partners Group LLC, its
                                   managing member

                              By: /s/ Marianne Winkler
                                  ------------------------------------------
                                  Name:  Marianne Winkler
                                  Title: Chief Financial Officer